Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER ENDED SEPTEMBER 30, 2010

Company Reports Quarterly Revenue Growth of 22% and Contract Value Growth of 20%;
Announces Two New Programs

WASHINGTON, D.C. — (November 4, 2010) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended September 30, 2010, the second quarter of its 2011 fiscal year. Revenue for the quarter increased 21.9% to $71.1 million, from $58.3 million in the quarter ended September 30, 2009. Contract value increased 19.8% to $284.7 million as of September 30, 2010, up from $237.6 million as of September 30, 2009. For the quarter ended September 30, 2010, net income was $4.9 million, or $0.30 per diluted share, and EBITDA was $9.4 million.  For the quarter ended September 30, 2009, net loss was $2.1 million, or $0.14 per diluted share, and, excluding certain non-cash charges, adjusted net income was $4.0 million, non-GAAP earnings per diluted share were $0.26, and adjusted EBITDA was $7.5 million.

For the six months ended September 30, 2010, revenue increased 19.8% to $137.8 million, from $115.0 million for the six months ended September 30, 2009. Net income was $9.5 million, or $0.59 per diluted share, and EBITDA was $19.0 million.  For the six months ended September 30, 2009, net income was $2.1 million, or $0.13 per diluted share, and, excluding certain non-cash charges, adjusted net income was $8.2 million, non-GAAP earnings per diluted share were $0.53, and adjusted EBITDA was $15.0 million.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “We are pleased with our performance for the quarter. As health systems seek to navigate this period of enormous change in the industry, we are seeing strong attachment in the market to our agendas, tools, and services, as well as tremendous utilization by current members. Perhaps most importantly, members also continue to credit our work with specific improvements to their bottom lines, cementing our sustained relationships with them and providing the foundation for additional relationship expansion. It is this strong value that we provide our members that has driven the ongoing momentum that we have seen across the year, as well as our return to solid top and bottom line growth.”

Mr. Musslewhite continued, “I am also pleased to announce today two new program launches. The first, the Employee Health Performance Program, provides hospitals the key tools necessary to improve care while reducing waste and avoidable benefits costs for their employee populations. Through best practice research, peer networking, and access to a robust, web-based software tool, the renewable program helps members increase appropriate care for their employees, resulting in improved outcomes, reduced costs of care, and a strong track record to help member health systems succeed under new payment models that entail the assumption of additional risk. We have established a strong charter membership for the program, including Yale New Haven Health System, Stanford Hospital and Clinics, Scripps Health, Johns Hopkins Health System, and Sutter Health. The program is off to a good start, and we are very excited about its potential.”

Mr. Musslewhite concluded, “Our second launch, the Community College Executive Program, builds on our growing portfolio in the higher education market. As highlighted by the October 5 White House Summit on Community Colleges, these institutions are critical in preparing the country’s future work force and enhancing U.S. competitiveness in a global economy. Yet, while the community college mission has perhaps never been more important, these institutions face tremendous complexity. Record enrollments coupled with severe funding pressure create a host of challenges across community college finances, campus management, academic affairs, and student services. The Community College Executive Program is a renewable research membership program that provides best practice research, peer networking, and benchmarking tools to help community college presidents and their leadership teams address these key operational and strategic issues. As always, we have established a strong charter membership for the program, including Houston Community College District, Northern Virginia Community College, and Ivy Tech Community College System. These institutions are providing valuable input on program design, and we are working intensely with them and our other charter members to build a successful program.”

Share Repurchase

During the three months ended September 30, 2010, the Company repurchased 59,427 shares of its common stock at a total cost of approximately $2.5 million. To date, the Company repurchased 7,443,508 shares of its common stock at a total cost of approximately $312.5 million.

Outlook for Calendar Year 2010

The Company is updating its calendar year 2010 guidance for revenue growth to at least 17% over calendar year 2009. The Company is also updating its calendar year 2010 guidance for adjusted EBITDA, which excludes costs associated with the acquisition of Concuity that were incurred in the quarter ended March 31, 2010, to a range of approximately $38 million to $40 million, and for non-GAAP earnings per diluted share to a range of approximately $1.20 to $1.28.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA, adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As used in this release, the term “EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gains; income taxes; depreciation and amortization; and amortization of acquisition-related intangibles included in cost of services. The term “adjusted EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gains; income taxes; depreciation and amortization; amortization of acquisition-related intangibles included in cost of services; non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options that occurred in the quarter ending September 30, 2009; and costs associated with the acquisition of Concuity that occurred in the quarter ended March 31,2010. The term “adjusted net income” refers to net income excluding the net of tax effect of non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options, and costs associated with the acquisition of Concuity. “Non-GAAP earnings per diluted share” refers to net income per share excluding the per share effect, net of tax, of non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options, and the costs associated with the acquisition of Concuity. These non-GAAP measures may be calculated differently from similarly titled measures used by other companies and should be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results. We use these non-GAAP financial measures for internal budgeting and other managerial purposes because it enables the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes arising from applicable tax rates, variability in interest income and foreign currency exchange rates, periodic costs of certain capitalized tangible and intangible assets, and certain non-cash and special charges.

There are limitations associated with EBITDA and adjusted EBITDA, including that they do not reflect all changes in applicable tax rates, foreign currency exchange rates, or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss)	$4,884	$(2,116)	$9,477	$2,072
Provision (benefit) for income taxes	2,736	(1,104)	5,309	1,082
Other income, net (1)	(577)	(584)	(798)	(1,546)
Depreciation and amortization	1,433	1,718	2,810	3,621
Amortization of acquisition-related intangibles (incl. in Cost of services)	956	230	2,155	461
EBITDA	$9,432	$(1,856)	$18,953	$5,690

Write-off of capitalized software	—	7,397	—	7,397
Option cancellation charge	—	1,937	—	1,937
Adjusted EBITDA	$9,432	$7,478	$18,953	$15,024

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss)	$4,884	$(2,116)	$9,477	$2,072
Write-off of capitalized software, net of tax	—	4,860	—	4,860
Option cancellation charge, net of tax	—	1,273	—	1,273
Adjusted net income	$5,790	$4,017	$9,477	$8,205

		Three Months Ended	Six Months Ended
		September 30,	September 30,

	2010	2009	2010	2009

GAAP earnings (loss) per diluted share	$0.30	$(0.14)	$0.59	$0.13
Write-off of capitalized software, net of tax	—	0.32	—	0.32
Option cancellation charge, net of tax	—	0.08	—	0.08
Non-GAAP earnings per diluted share	$0.30	$0.26	$0.59	$0.53

(1)	Other income, net includes interest income of $0.4 million and $0.6 million for the three months ending September 30, 2010 and 2009, respectively, and $0.7 million and $1.2 million for the six months ended September 30, 2010 and 2009, respectively. Other income, net also includes a foreign currency gain of $0.2 million and foreign currency loss of $20,000 for the three months ending September 30, 2010 and 2009, respectively. Other income, net includes a foreign currency gain of $0.1 million and $0.4 million for the six months ending September 30, 2010 and 2009, respectively.

Web and Conference Call Information

The Company will hold a conference call to discuss its second quarter performance this evening, November 4, 2010 at 5:30 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com/IR. To participate by telephone, the dial-in number is 866.761.0749 and the access code is 10095334. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days from 8:30 p.m. Thursday, November 4, until 8:30 p.m. Thursday, November 11, 2010.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis, business intelligence and software tools, and installation support and management and advisory services to approximately 2,985 organizations, including hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device companies, colleges, universities, and other educational institutions. Members of each program typically are charged a fixed fee and have access to an integrated set of services that may include best practice research studies, executive education seminars, customized research briefs, web-based access to the program’s content database, and software tools.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on information available to the Company as of November 4, 2010, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with our software tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com/IR and at the SEC’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-Q for the quarter ended September 30, 2010, which will be filed with the SEC in November 2010.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected	Six Months Ended		Selected
	September 30,		Growth	September 30,		Growth
	2010	2009	Rates	2010	2009	Rates
Statements of Income
Revenue	$71,102	$58,323	21.9%	$137,790	$115,026	19.8%

Cost of services (1)	36,914	31,041		71,859	61,105
Member relations and marketing (1)	16,053	13,136		31,253	25,693
General and administrative (1)	9,659	8,835		17,880	15,602
Depreciation and amortization	1,433	1,718		2,810	3,621
Write-off of capitalized software	-	7,397		-	7,397
Income (loss) from operations	7,043	(3,804)		13,988	1,608
Other income, net	577	584		798	1,546
Income before provision (benefit) for income taxes	7,620	(3,220)		14,786	3,154
Provision (benefit) for income taxes	(2,736)	1,104		(5,309)	(1,082)
Net income (loss)	$4,884	$(2,116)		$9,477	$2,072

Earnings (loss) per share
Basic	$0.31	$(0.14)		$0.61	$0.13
Diluted	$0.30	$(0.14)		$0.59	$0.13
Weighted average common shares
outstanding
Basic	15,644	15,527		15,596	15,541
Diluted	16,317	15,527		16,154	15,636
Contract Value (at end of period)	$284,689	$237,602	19.8%
Percentages of Revenues
Cost of services (1)	51.9%	53.2%		52.2%	53.1%
Member relations and marketing (1)	22.6%	22.5%		22.7%	22.3%
General and administrative (1)	13.6%	15.1%		13.0%	13.6%
Depreciation and amortization	2.0%	2.9%		2.0%	3.1%
Income from operations	9.9%	-6.5%		10.2%	1.4%
Net income	6.9%	-3.6%		6.9%	1.8%

(1)	During the three and six months ended September 30, 2010, the Company recognized approximately $0.7 million and $1.4 million in cost of services, approximately $0.5 million and $0.9 million in member relations and marketing, and approximately $1.3 million and $2.5 million in general and administrative expense for share-based compensation. During the three and six months ended September 30, 2009, the Company recognized approximately $1.6 million and $2.5 million in cost of services, approximately $0.6 million and $1.1 million in member relations and marketing, and approximately $2.6 million and $3.1 million in general and administrative expense for share-based compensation. Included in the share-based compensation amounts for the three and six months ended September 30, 2009 are approximately $0.7 million, $0.1 million, and $1.1 million recorded in cost of services, member relations and marketing, and general and administrative expense, respectively, relating to the one-time charge for the cancellation of certain stock options during the quarter ending September 30, 2009. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,
	2010	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,760	$61,238
Marketable securities	—	10,422
Membership fees receivable, net	148,273	143,453
Prepaid expenses and other current assets	4,779	3,326
Deferred income taxes, net	5,683	5,629
Total current assets	191,495	224,068
Property and equipment, net	22,200	22,183
Intangible assets, net	18,910	9,161
Restricted cash	6,500	2,500
Goodwill	59,063	37,255
Deferred incentive compensation and other charges	34,437	37,563
Deferred income taxes, net of current portion	9,316	7,782
Other non-current assets	5,000	5,000
Marketable securities	54,092	41,260
Total assets	$401,013	$386,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$182,557	$182,689
Accounts payable and accrued liabilities	34,664	45,654
Accrued incentive compensation	6,922	12,152
Total current liabilities	224,143	240,495
Long-term deferred revenues	33,621	25,713
Other long-term liabilities	12,541	8,749
Total liabilities	270,305	274,957

Stockholders’ equity:
Common stock	222	218
Additional paid-in capital	253,104	239,548
Retained earnings	155,402	145,925
Accumulated elements of comprehensive income	1,390	1,034
Treasury stock	(279,410)	(274,910)
Total stockholders’ equity	130,708	111,815

Total liabilities and stockholders’ equity	$401,013	$386,772

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$9,477	$2,072
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation	2,810	3,621
Write-off of capitalized software	—	7,397
Amortization of intangible assets	2,442	536
Deferred income taxes	(424)	(5,943)
Excess tax benefits from stock-based payments	(1,360)	—
Stock-based compensation expense	4,791	7,871
Amortization of marketable securities premiums	152	310
Changes in operating assets and liabilities:
Member fees receivable	(1,677)	(10,776)
Prepaid expenses and other current assets	(1,253)	1,241
Deferred incentive compensation and other charges	3,126	(3,464)
Deferred revenues	6,699	3,750
Accounts payable and accrued liabilities	(13,239)	3,469
Accrued incentive compensation	(6,293)	(978)
Other long-term liabilities	3,792	(321)

Net cash flows provided by operating activities	9,043	8,785

Cash flows from investing activities:
Purchases of property and equipment	(2,827)	(679)
Capitalized software development costs	(941)	(496)
Cash paid for acquisitions, net of cash acquired	(36,012)	—
Redemption of marketable securities	16,751	12,500
Purchases of marketable securities	(18,757)	(6,965)
Other investing activities	—	(6,000)
Net cash flows used in investing activities	(41,786)	(1,640)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	7,930	—
Repurchase of shares to satisfy minimum employee tax withholding	(616)	(2)
Proceeds on issuance of stock under employee stock purchase plan	91	71
Excess tax benefits from share-based compensation arrangements	1,360	—
Purchases of treasury stock	(4,500)	(999)
Net cash flows provided by (used in) financing activities	4,265	(930)

Net (decrease) increase in cash and cash equivalents	(28,478)	6,215
Cash and cash equivalents, beginning of period	61,238	23,746
Cash and cash equivalents, end of period	$32,760	$29,961